EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

For: ZIONS BANCORPORATION	Contact: James Abbott
One South Main, 15th Floor	Tel: (801) 524-4787
Salt Lake City, Utah	January 27, 2014
Harris H. Simmons
Chairman/Chief Executive Officer

ZIONS BANCORPORATION REPORTS ANNUAL NET EARNINGS FOR 2013 OF
$294 MILLION, WITH STRONG LOAN GROWTH IN THE FOURTH QUARTER

SALT LAKE CITY, January 27, 2014 – Zions Bancorporation (NASDAQ: ZION) (“Zions” or “the Company”) today reported annual net earnings for 2013 of $294 million, or $1.58 per diluted common share, compared to $179 million, or $0.97 per diluted share, for 2012.

The Company reported a fourth quarter of 2013 net loss applicable to common shareholders of $(59.4) million or $(0.32) per diluted common share. The quarterly loss included impairment charges on collateralized debt obligation (“CDO”) securities as a result of both the Company’s decision to reduce risk within its CDO portfolio, and the impact of the final provisions of the Volcker Rule. The loss also included debt extinguishment costs that resulted from the Company’s successful tender offer for some of its high cost subordinated debt. The total impairment charges and debt extinguishment costs were $222 million pretax or $0.74 per diluted share after-tax.

For comparative purposes, net earnings for the third quarter of 2013 were $209.7 million or $1.12 per diluted share, and $35.6 million or $0.19 per diluted share for the fourth quarter of 2012. The third quarter amount included a $126 million or $0.68 per diluted share increase to net earnings for the redemption of all of the Company’s Series C preferred stock.

Fourth Quarter 2013 Highlights

•
Loans and leases held for investment, excluding FDIC-supported loans, increased $795 million compared to the prior quarter to $38.7 billion at December 31, 2013. Average loans and leases, excluding FDIC-supported loans, increased $442 million.

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ZIONS BANCORPORATION
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January 27, 2014

•	Net interest income, excluding the effect of income from FDIC-supported loans, increased modestly compared to the previous quarter.

•
Credit quality showed continued improvement, with nonperforming lending-related assets and classified loans declining 16% and 13%, respectively, compared to the prior quarter. This continued improvement resulted in a fourth quarter negative provision for loan losses of $31 million.

•	The fair value of the CDO portfolio increased by $137 million during the quarter, even as sales and paydowns reduced the par balance of the portfolio.

•
Tangible book value per share improved by 3% compared to the prior quarter, increasing to $23.88 from $23.16; compared to the year-ago period, tangible book value per share improved by approximately 14%, a significant portion of which is attributable to the improvement in fair values of CDOs.

“We are pleased with the improvement in loan growth, further strengthening of credit quality, and stabilization of the net interest margin during the quarter. Additionally, the steps we are taking to reduce risk in our securities portfolio, combined with continued strengthening of our capital ratios, positions us well to serve our customers and grow as the economy continues to improve,” said Harris H. Simmons, chairman and chief executive officer.

Dividend Announcement
In addition to announcing its fourth quarter financial results, the Company also announced today that its Board of Directors declared a regular quarterly dividend of $0.04 per common share. The dividend is payable February 27, 2014 to shareholders of record on February 20, 2014.  The Board of Directors also declared the regular quarterly cash dividends on the Company’s various perpetual preferred shares. The cash dividends on the Series A, F, G, H and J shares are payable on March 15, 2014 to shareholders of record on March 1, 2014. The cash dividends on the Series I shares are payable on June 15, 2014 to shareholders of record on June 1, 2014.

Loans
Loans and leases held for investment, excluding FDIC-supported loans, increased $795 million, or 2%, to $38.7 billion at December 31, 2013 from $37.9 billion at September 30, 2013. The increases were predominantly in commercial and industrial loans primarily in Texas and California, and in 1-4 family residential loans primarily in Texas and Utah. Average loans and leases, excluding FDIC-supported loans, increased $442 million, or 1%, to $38.3 billion during the fourth quarter of 2013, compared to $37.8 billion during the third quarter of 2013. Unfunded lending commitments at December 31, 2013 increased by approximately $578 million during the fourth quarter of 2013 to a total of $17.2 billion at December 31, 2013, compared to a $488 million increase during the third quarter of 2013.

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ZIONS BANCORPORATION
Press Release – Page 3
January 27, 2014

Deposits
Average total deposits for the fourth quarter of 2013 increased $0.7 billion, or 1%, to $46.3 billion, compared to $45.6 billion for the third quarter of 2013. This increase was driven primarily by noninterest-bearing demand deposits, which increased to an average of $18.8 billion in the fourth quarter from $18.2 billion in the third quarter. The ratio of average loans to average deposits was 84% for the fourth quarter, unchanged from the third quarter.

Debt and Shareholders’ Equity
The Company completed the following debt transactions during the quarter, excluding those in its medium-term note program:

1.
On November 5, 2013, the Company issued $162 million of qualifying Tier 2 fixed/floating rate subordinated notes due November 15, 2023. Interest payments at a rate of 5.65% commence May 15, 2014 and continue semiannually to the earliest possible redemption date of November 15, 2018, after which they are payable quarterly at an annual floating rate equal to three-month LIBOR plus 4.19%. Net proceeds were approximately $160 million.

2.
Effective December 6, 2013, the Company completed the purchases of $250 million par amount of its 5.5% and 6.0% convertible and nonconvertible subordinated notes. The purchases were made as a result of separate cash tender offers totaling $250 million that were announced on November 6, 2013. The total debt extinguishment cost recorded by the Company as a result of these purchases was approximately $80 million pretax or $0.27 per diluted share after-tax.

The estimated common equity Tier 1 capital ratio was 10.15% at December 31, 2013, compared to 10.47% at September 30, 2013.

CDO Investment Securities
As explained in the Company’s press release issued January 21, 2014, the Company reached a decision to sell a portion of its CDO portfolio, which resulted in impairment charges of those securities to their fair values. This decision was the result of an analysis of the Company’s CDO securities under the Volcker Rule (as subsequently modified by the Interim Final Rule) and other factors. The total OTTI adjustment reduced net earnings for the fourth quarter by approximately $142 million pretax or $0.47 per diluted share after-tax.

The following table provides selected information on the CDOs, stratified into performing tranches without credit impairment and nonperforming tranches at December 31, 2013:

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ZIONS BANCORPORATION
Press Release – Page 4
January 27, 2014

	December 31, 2013
					Net unrealized losses recognized in AOCI [1]	Weighted average discount rate [2]	% of carrying value to par
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value			December 31, 2013	September 30, 2013	Change
Performing CDOs
Predominantly bank CDOs	23	$687	$617	$499	$(118)	5.6%	73%	71%	2%
Insurance CDOs	22	433	413	346	(67)	4.9%	80%	75%	5%
Other CDOs	3	43	26	26	—	10.6%	60%	75%	(15)%
Total performing CDOs	48	1,163	1,056	871	(185)	5.5%	75%	73%	2%

Nonperforming CDOs [3]
CDOs credit impaired prior to last 12 months	32	614	369	285	(84)	7.0%	46%	42%	4%
CDOs credit impaired during last 12 months	23	448	187	150	(37)	6.5%	33%	27%	6%
Total nonperforming CDOs	55	1,062	556	435	(121)	6.8%	41%	30%	11%

Total CDOs	103	$2,225	$1,612	$1,306	$(306)	6.1%	59%	52%	7%

1 Amounts presented are pretax.
2 Margin over related LIBOR index.
3 Defined as either deferring current interest (“PIKing”) or OTTI; the majority are predominantly bank CDOs.

The following table shows changes in selected information on the CDOs from December 31, 2012 to December 31, 2013:

	Change from December 31, 2012 to December 31, 2013
					Decrease (increase) in net unrealized losses recognized in OCI	Weighted average discount rate
(Amounts in millions)	No. of tranches	Par amount	Amortized cost	Carrying value			% of carrying value to par
Performing CDOs
Predominantly bank CDOs	(5)	$(124)	$(110)	$(39)	$71	(2.2)%	7%
Insurance CDOs	—	(21)	(36)	19	55	(3.7)%	8%
Other CDOs	(3)	(11)	(17)	(12)	5	1.2%	(10)%
Total performing CDOs	(8)	(156)	(163)	(32)	131	(2.6)%	7%

Nonperforming CDOs
Credit impairment prior to last 12 months	14	245	118	176	58	(3.7)%	16%
Credit impairment during last 12 months	(16)	(284)	(254)	(31)	223	(3.1)%	8%
Total nonperforming CDOs	(2)	(39)	(136)	145	281	(3.2)%	15%

Total CDOs	(10)	$(195)	$(299)	$113	$412	(2.9)%	10%

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ZIONS BANCORPORATION
Press Release – Page 5
January 27, 2014

The primary improvement to the Company’s accumulated other comprehensive income (“AOCI”) during the fourth quarter is attributable to the recognition in earnings of unrealized losses on CDO securities and to an increase in fair value of the CDO securities.

Net Interest Income
Excluding income from FDIC-supported loans, net interest income increased slightly compared to the prior quarter due to stronger loan growth, partially offset by reduced yield in the loan portfolio. Interest income from FDIC-supported loans also improved by approximately $13 million due to payoffs. In total, net interest income increased to $432 million for the fourth quarter of 2013, compared to $416 million for the third quarter of 2013. The net interest margin increased to 3.33% in the fourth quarter of 2013, compared to 3.22% in the third quarter of 2013, primarily as a result of the strong performance of FDIC-supported loans.

Noninterest Income
Noninterest income for the fourth quarter of 2013 was $(31) million, compared to $122 million for the third quarter of 2013. The significant majority of the linked quarter decline was attributable to the OTTI on CDO securities, as previously discussed. Loan sales and servicing income decreased primarily due to a lower volume of mortgage refinancing.

Noninterest Expense
Noninterest expense for the fourth quarter of 2013 was $495 million compared to $371 million for the third quarter of 2013. Increases this quarter compared to the previous quarter were due primarily to (1) the debt extinguishment cost of $80 million, (2) the change in the provision for unfunded lending commitments to $5.6 million this quarter from a negative provision of $19.9 million in the third quarter, due in part to a higher volume of loan commitments, (3) the increase in professional and legal services to $23.9 million in the fourth quarter from $16.5 million in the third quarter, and (4) an increase in the amortization of the FDIC indemnification asset to $19.9 million, compared to the prior quarter amount of $13.0 million, included in other noninterest expense. The increase in professional and legal services was primarily due to consulting expense related to the Company’s Comprehensive Capital Analysis and Review (“CCAR”) submission.

Asset Quality
Nonperforming lending-related assets declined 16% to $453 million at December 31, 2013 from $538 million at September 30, 2013, primarily due to favorable resolutions. Nonaccrual loans declined 14% to $407 million at December 31, 2013 from $472 million at September 30, 2013. The ratio of nonperforming lending-related assets to loans and leases and other real estate owned decreased to 1.15% at December 31, 2013, compared to 1.40% at September 30, 2013.

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ZIONS BANCORPORATION
Press Release – Page 6
January 27, 2014

Classified loans, excluding FDIC-supported loans, decreased approximately 13% to $1.2 billion at December 31, 2013, compared to $1.4 billion at September 30, 2013. Consistent with recent quarters, approximately 84% were current as to principal and interest.

Net loan and lease charge-offs increased to $19 million in the fourth quarter of 2013, compared to $9 million in the third quarter of 2013.

The negative provision for loan losses was $31 million for the fourth quarter of 2013, compared to a negative provision of $6 million for the third quarter of 2013. The negative provision continues to result from the improvement in credit quality. The allowance for credit losses was $836 million, or 2.14% of loans and leases at December 31, 2013, compared to $882 million, or 2.30% of loans and leases at September 30, 2013. The Company’s allowance for credit losses remains among the strongest of its peer regional banks.

Conference Call
Zions will host a conference call to discuss these fourth quarter results at 5:30 p.m. ET this afternoon (January 27, 2014). Media representatives, analysts and the public are invited to listen to this discussion by calling 253-237-1247 (domestic and international) and entering the passcode 29467185, or via on-demand webcast. A link to the webcast will be available on the Zions Bancorporation website at www.zionsbancorporation.com. The webcast of the conference call will also be archived and available for 30 days.

About Zions Bancorporation
Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select Western markets. Zions operates its banking businesses under local management teams and community identities through approximately 475 offices in 10 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The Company is a national leader in Small Business Administration lending and public finance advisory services, and received 13 “Excellence” awards by Greenwich Associates for the 2012 survey. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

Forward-Looking Information
Statements in this press release that are based on other than historical data or that express the Company’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of

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ZIONS BANCORPORATION
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January 27, 2014

future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and its Current Report on Form 8-K dated January 21, 2014, filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov).

Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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ZIONS BANCORPORATION
Press Release – Page 8
January 27, 2014

FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(In thousands, except share, per share, and ratio data)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
PER COMMON SHARE
Dividends	$0.04	$0.04	$0.04	$0.01	$0.01
Book value per common share [1]	29.57	28.87	27.82	27.43	26.73
Tangible common equity per common share [1]	23.88	23.16	22.09	21.67	20.95

SELECTED RATIOS
Return on average assets	(0.30)%	0.80%	0.61%	0.83%	0.43%
Return on average common equity	(4.51)%	16.03%	4.35%	7.18%	2.91%
Tangible return on average tangible common equity	(5.45)%	20.34%	5.73%	9.37%	4.07%
Net interest margin	3.33%	3.22%	3.44%	3.44%	3.47%

Capital Ratios
Tangible common equity ratio [1]	8.02%	7.90%	7.57%	7.53%	7.09%
Tangible equity ratio [1]	9.85%	9.75%	10.78%	9.97%	9.15%
Average equity to average assets	11.20%	12.39%	12.11%	11.54%	11.03%

Risk-Based Capital Ratios [1,2]
Common equity Tier 1 capital	10.15%	10.47%	10.03%	10.07%	9.80%
Tier 1 leverage	10.48%	10.63%	11.75%	11.55%	10.96%
Tier 1 risk-based capital	12.72%	13.10%	14.30%	14.08%	13.38%
Total risk-based capital	14.62%	14.82%	15.94%	15.75%	15.05%

Taxable-equivalent net interest income	$435,714	$419,236	$434,579	$422,252	$434,252

Weighted average common and common-equivalent shares outstanding	184,208,544	184,742,414	184,061,623	183,655,129	183,456,109
Common shares outstanding [1]	184,677,696	184,600,005	184,436,656	184,246,471	184,199,198

1 At period end.
2 Ratios for December 31, 2013 are estimates.

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January 27, 2014

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$1,175,083	$1,365,082	$1,183,097	$928,817	$1,841,907
Money market investments:
Interest-bearing deposits	8,175,048	8,180,639	8,180,010	5,785,268	5,978,978
Federal funds sold and security resell agreements	282,248	209,070	221,799	2,340,177	2,775,354
Investment securities:
Held-to-maturity, at adjusted cost (approximate fair value $609,547, $727,908, $734,292, $684,668, and $674,741)	588,981	777,849	783,371	736,158	756,909
Available-for-sale, at fair value	3,701,886	3,333,889	3,193,395	3,287,844	3,091,310
Trading account, at fair value	34,559	38,278	26,385	28,301	28,290
	4,325,426	4,150,016	4,003,151	4,052,303	3,876,509

Loans held for sale	171,328	114,810	164,619	161,559	251,651

Loans, net of unearned income and fees:
Loans and leases	38,693,094	37,897,869	37,756,010	37,284,694	37,137,006
FDIC-supported loans	350,271	374,861	431,935	477,725	528,241
	39,043,365	38,272,730	38,187,945	37,762,419	37,665,247
Less allowance for loan losses	746,291	797,523	813,912	841,781	896,087
Loans, net of allowance	38,297,074	37,475,207	37,374,033	36,920,638	36,769,160

Other noninterest-bearing investments	855,642	851,349	852,939	855,388	855,462
Premises and equipment, net	726,372	720,365	717,299	706,746	708,882
Goodwill	1,014,129	1,014,129	1,014,129	1,014,129	1,014,129
Core deposit and other intangibles	36,444	39,667	43,239	47,000	50,818
Other real estate owned	46,105	66,381	80,789	89,904	98,151
Other assets	926,228	1,001,597	1,069,436	1,208,635	1,290,917
	$56,031,127	$55,188,312	$54,904,540	$54,110,564	$55,511,918

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$18,758,753	$18,566,137	$17,803,950	$17,311,150	$18,469,458
Interest-bearing:
Savings and money market	23,029,928	22,806,132	22,887,404	22,760,397	22,896,624
Time	2,593,038	2,689,688	2,810,431	2,889,903	2,962,931
Foreign	1,980,161	1,607,409	1,514,270	1,528,745	1,804,060
	46,361,880	45,669,366	45,016,055	44,490,195	46,133,073

Securities sold, not yet purchased	73,606	21,183	15,799	1,662	26,735
Federal funds purchased and security repurchase agreements	266,742	252,591	240,816	325,107	320,478
Other short-term borrowings	—	—	—	—	5,409
Long-term debt	2,273,575	2,304,301	2,173,176	2,352,569	2,337,113
Reserve for unfunded lending commitments	89,705	84,147	104,082	100,455	106,809
Other liabilities	501,056	523,915	494,280	489,923	533,660
Total liabilities	49,566,564	48,855,503	48,044,208	47,759,911	49,463,277

Shareholders’ equity:
Preferred stock, without par value, authorized 4,400,000 shares	1,003,970	1,003,970	1,728,659	1,301,289	1,128,302
Common stock, without par value; authorized 350,000,000 shares; issued and outstanding 184,677,696, 184,600,005, 184,436,656, 184,246,471, and 184,199,198 shares	4,179,024	4,172,887	4,167,828	4,170,888	4,166,109
Retained earnings	1,473,670	1,540,455	1,338,401	1,290,131	1,203,815
Accumulated other comprehensive income (loss)	(192,101)	(384,503)	(374,556)	(406,903)	(446,157)
Controlling interest shareholders’ equity	6,464,563	6,332,809	6,860,332	6,355,405	6,052,069
Noncontrolling interests	—	—	—	(4,752)	(3,428)
Total shareholders’ equity	6,464,563	6,332,809	6,860,332	6,350,653	6,048,641
	$56,031,127	$55,188,312	$54,904,540	$54,110,564	$55,511,918

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ZIONS BANCORPORATION
Press Release – Page 10
January 27, 2014

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Interest income:
Interest and fees on loans	$458,493	$442,366	$460,308	$453,433	$462,002
Interest on money market investments	5,985	6,175	5,764	5,439	6,004
Interest on securities:
Held-to-maturity	7,721	7,739	7,846	7,974	8,130
Available-for-sale	17,450	16,917	19,028	17,712	21,971
Trading account	368	210	287	190	150
Total interest income	490,017	473,407	493,233	484,748	498,257

Interest expense:
Interest on deposits	13,622	14,506	15,143	15,642	16,861
Interest on short-term borrowings	72	71	78	92	178
Interest on long-term debt	44,288	43,309	47,355	50,899	51,261
Total interest expense	57,982	57,886	62,576	66,633	68,300

Net interest income	432,035	415,521	430,657	418,115	429,957
Provision for loan losses	(30,538)	(5,573)	(21,990)	(29,035)	(10,401)
Net interest income after provision for loan losses	462,573	421,094	452,647	447,150	440,358

Noninterest income:
Service charges and fees on deposit accounts	43,729	44,701	44,329	43,580	44,492
Other service charges, commissions and fees	46,877	45,977	45,888	42,731	46,497
Trust and wealth management income	8,067	7,120	7,732	6,994	7,450
Capital markets and foreign exchange	6,516	7,309	6,740	7,486	7,708
Dividends and other investment income	9,898	12,101	11,339	12,724	13,117
Loan sales and servicing income	5,155	8,464	10,723	10,951	10,595
Fair value and nonhedge derivative loss	(5,347)	(4,403)	(2,957)	(5,445)	(4,778)
Equity securities gains (losses), net	314	3,165	2,209	2,832	(682)
Fixed income securities gains (losses), net	(6,624)	1,580	(1,153)	3,299	10,259
Impairment losses on investment securities:
Impairment losses on investment securities	(141,733)	(10,470)	(4,910)	(31,493)	(120,082)
Noncredit-related losses on securities not expected to be sold (recognized in other comprehensive income)	—	1,403	693	21,376	36,274
Net impairment losses on investment securities	(141,733)	(9,067)	(4,217)	(10,117)	(83,808)
Other	1,998	5,243	4,515	6,184	3,309
Total noninterest income (loss)	(31,150)	122,190	125,148	121,219	54,159

Noninterest expense:
Salaries and employee benefits	226,616	229,185	227,328	229,789	220,039
Occupancy, net	28,733	28,230	27,951	27,389	28,226
Equipment, software and furniture	27,450	26,560	26,545	26,074	27,774
Other real estate expense	(1,024)	(831)	1,590	1,977	5,266
Credit related expense	6,509	7,265	9,397	10,482	11,302
Provision for unfunded lending commitments	5,558	(19,935)	3,627	(6,354)	959
Professional and legal services	23,886	16,462	17,149	10,471	15,717
Advertising	5,571	6,091	5,807	5,893	5,969
FDIC premiums	8,789	9,395	10,124	9,711	10,760
Amortization of core deposit and other intangibles	3,224	3,570	3,762	3,819	4,216
Debt extinguishment cost	79,910	—	40,282	—	—
Other	79,528	64,671	78,116	78,097	76,786
Total noninterest expense	494,750	370,663	451,678	397,348	407,014

Income (loss) before income taxes	(63,327)	172,621	126,117	171,021	87,503
Income taxes (benefit)	(21,855)	61,107	43,091	60,634	29,817
Net income (loss)	(41,472)	111,514	83,026	110,387	57,686
Net loss applicable to noncontrolling interests	—	—	—	(336)	(566)
Net income (loss) applicable to controlling interest	(41,472)	111,514	83,026	110,723	58,252
Preferred stock dividends	(17,965)	(27,507)	(27,641)	(22,399)	(22,647)
Preferred stock redemption	—	125,700	—	—	—
Net earnings (loss) applicable to common shareholders	$(59,437)	$209,707	$55,385	$88,324	$35,605

Weighted average common shares outstanding during the period:
Basic shares	184,209	184,112	183,647	183.396	183,300
Diluted shares	184,209	184,742	184,062	183,655	183,456

Net earnings (loss) per common share:
Basic	$(0.32)	$1.13	$0.30	$0.48	$0.19
Diluted	(0.32)	1.12	0.30	0.48	0.19

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ZIONS BANCORPORATION
Press Release – Page 11
January 27, 2014

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended
(In thousands, except per share amounts)	December 31, 2013	December 31, 2012
	(Unaudited)
Interest income:
Interest and fees on loans	1,814,600	1,889,884
Interest on money market investments	23,363	21,080
Interest on securities:
Held-to-maturity	31,280	34,751
Available-for-sale	71,107	92,261
Trading account	1,055	746
Total interest income	1,941,405	2,038,722

Interest expense:
Interest on deposits	58,913	80,146
Interest on short-term borrowings	313	1,406
Interest on long-term debt	185,851	225,230
Total interest expense	245,077	306,782

Net interest income	1,696,328	1,731,940
Provision for loan losses	(87,136)	14,227
Net interest income after provision for loan losses	1,783,464	1,717,713

Noninterest income:
Service charges and fees on deposit accounts	176,339	176,401
Other service charges, commissions and fees	181,473	174,420
Trust and wealth management income	29,913	28,402
Capital markets and foreign exchange	28,051	26,810
Dividends and other investment income	46,062	55,825
Loan sales and servicing income	35,293	39,929
Fair value and nonhedge derivative loss	(18,152)	(21,782)
Equity securities gains, net	8,520	11,253
Fixed income securities gains (losses), net	(2,898)	19,544
Impairment losses on investment securities:
Impairment losses on investment securities	(188,606)	(166,257)
Noncredit-related losses on securities not expected to be sold (recognized in other comprehensive income)	23,472	62,196
Net impairment losses on investment securities	(165,134)	(104,061)
Other	17,940	13,129
Total noninterest income	337,407	419,870

Noninterest expense:
Salaries and employee benefits	912,918	885,661
Occupancy, net	112,303	112,947
Equipment, software and furniture	106,629	108,990
Other real estate expense	1,712	19,723
Credit related expense	33,653	50,518
Provision for unfunded lending commitments	(17,104)	4,387
Professional and legal services	67,968	52,509
Advertising	23,362	25,720
FDIC premiums	38,019	43,401
Amortization of core deposit and other intangibles	14,375	17,010
Debt extinguishment cost	120,192	—
Other	300,412	275,151
Total noninterest expense	1,714,439	1,596,017

Income before income taxes	406,432	541,566
Income taxes	142,977	193,416
Net income	263,455	348,150
Net loss applicable to noncontrolling interests	(336)	(1,366)
Net income applicable to controlling interest	263,791	349,516
Preferred stock dividends	(95,512)	(170,885)
Preferred stock redemption	125,700	—
Net earnings applicable to common shareholders	$293,979	$178,631

Weighted average common shares outstanding during the year:
Basic shares	183,844	183,081
Diluted shares	184,297	183,236

Net earnings per common share:
Basic	$1.58	$0.97
Diluted	1.58	0.97

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ZIONS BANCORPORATION
Press Release – Page 12
January 27, 2014

Loan Balances by Portfolio Type
(Unaudited)

(In millions)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Commercial:
Commercial and industrial	$12,481	$11,904	$11,899	$11,504	$11,257
Leasing	388	375	388	390	423
Owner occupied	7,437	7,379	7,394	7,501	7,589
Municipal	449	449	454	484	494
Total commercial	20,755	20,107	20,135	19,879	19,763

Commercial real estate:
Construction and land development	2,183	2,240	2,191	2,039	1,939
Term	8,006	7,929	7,971	8,012	8,063
Total commercial real estate	10,189	10,169	10,162	10,051	10,002

Consumer:
Home equity credit line	2,133	2,124	2,124	2,125	2,178
1-4 family residential	4,737	4,637	4,486	4,408	4,350
Construction and other consumer real estate	325	321	322	320	321
Bankcard and other revolving plans	356	332	315	293	307
Other	198	208	212	208	216
Total consumer	7,749	7,622	7,459	7,354	7,372

FDIC-supported loans [1]	350	375	432	478	528
Total loans	$39,043	$38,273	$38,188	$37,762	$37,665
1 FDIC-supported loans represent loans acquired from the FDIC subject to loss sharing agreements.

FDIC-Supported Loans – Effect of Higher Accretion
and Impact on FDIC Indemnification Asset
(Unaudited)

	Three Months Ended
(In thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Balance sheet:

Change in assets from reestimation of cash flows – increase (decrease):
FDIC-supported loans	$28,502	$15,018	$28,424	$18,977	$12,970
FDIC indemnification asset (included in other assets)	(19,934)	(12,965)	(21,845)	(20,288)	(10,610)

Balance at end of period:
FDIC-supported loans	350,271	374,861	431,935	477,725	528,241
FDIC indemnification asset (included in other assets)	26,411	41,771	51,297	71,100	90,074

	Three Months Ended
(In thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Statement of income:

Interest income:
Interest and fees on loans	$28,502	$15,018	$28,424	$18,977	$12,970

Noninterest expense:
Other noninterest expense	19,934	12,965	21,845	20,288	10,610
Net increase (decrease) in pretax income	$8,568	$2,053	$6,579	$(1,311)	$2,360

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ZIONS BANCORPORATION
Press Release – Page 13
January 27, 2014

Nonperforming Lending-Related Assets
(Unaudited)

(Amounts in thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Nonaccrual loans	$402,219	$466,795	$515,708	$589,221	$630,810
Other real estate owned	42,817	58,295	70,031	80,701	90,269
Nonperforming lending-related assets, excluding FDIC-supported assets	445,036	525,090	585,739	669,922	721,079

FDIC-supported nonaccrual loans	4,394	4,744	5,256	4,927	17,343
FDIC-supported other real estate owned	3,288	8,086	10,758	9,203	7,882
FDIC-supported nonperforming assets	7,682	12,830	16,014	14,130	25,225
Total nonperforming lending-related assets	$452,718	$537,920	$601,753	$684,052	$746,304

Ratio of nonperforming lending-related assets to loans [1] and leases and other real estate owned	1.15%	1.40%	1.57%	1.80%	1.96%

Accruing loans past due 90 days or more, excluding FDIC-supported loans	$9,957	$9,398	$10,685	$12,708	$9,730
Accruing FDIC-supported loans past due 90 days or more	30,391	22,450	33,410	47,208	52,033
Ratio of accruing loans past due 90 days or more to loans [1] and leases	0.10%	0.08%	0.11%	0.16%	0.16%

Nonaccrual loans and accruing loans past due 90 days or more	$446,961	$503,387	$565,059	$654,064	$709,916
Ratio of nonaccrual loans and accruing loans past due 90 days or more to loans [1] and leases	1.14%	1.31%	1.47%	1.72%	1.87%

Accruing loans past due 30 - 89 days, excluding FDIC-supported loans	$104,760	$85,128	$103,075	$155,896	$185,422
Accruing FDIC-supported loans past due 30 - 89 days	11,752	10,983	6,522	11,571	11,924

Restructured loans included in nonaccrual loans	136,135	166,573	162,496	193,975	215,476
Restructured loans on accrual	345,299	384,793	385,428	416,181	407,026

Classified loans, excluding FDIC-supported loans	1,240,148	1,432,806	1,639,206	1,737,178	1,767,460

1 Includes loans held for sale.

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ZIONS BANCORPORATION
Press Release – Page 14
January 27, 2014

Allowance for Credit Losses
(Unaudited)

	Three Months Ended
(Amounts in thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Allowance for Loan Losses
Balance at beginning of period	$797,523	$813,912	$841,781	$896,087	$927,068
Add:
Provision for losses	(30,538)	(5,573)	(21,990)	(29,035)	(10,401)
Adjustment for FDIC-supported loans	(1,481)	(2,118)	(209)	(7,429)	(1,721)
Deduct:
Gross loan and lease charge-offs	(37,405)	(22,826)	(35,099)	(35,467)	(54,709)
Recoveries	18,192	14,128	29,429	17,625	35,850
Net loan and lease charge-offs	(19,213)	(8,698)	(5,670)	(17,842)	(18,859)
Balance at end of period	$746,291	$797,523	$813,912	$841,781	$896,087

Ratio of allowance for loan losses to loans and leases, at period end	1.91%	2.08%	2.13%	2.23%	2.38%

Ratio of allowance for loan losses to nonperforming loans, at period end	183.54%	169.13%	156.23%	141.68%	138.25%

Annualized ratio of net loan and lease charge-offs to average loans	0.20%	0.09%	0.06%	0.19%	0.20%

Reserve for Unfunded Lending Commitments
Balance at beginning of period	$84,147	$104,082	$100,455	$106,809	$105,850
Provision charged (credited) to earnings	5,558	(19,935)	3,627	(6,354)	959
Balance at end of period	$89,705	$84,147	$104,082	$100,455	$106,809

Total Allowance for Credit Losses
Allowance for loan losses	$746,291	$797,523	$813,912	$841,781	$896,087
Reserve for unfunded lending commitments	89,705	84,147	104,082	100,455	106,809
Total allowance for credit losses	$835,996	$881,670	$917,994	$942,236	$1,002,896

Ratio of total allowance for credit losses to loans and leases outstanding, at period end	2.14%	2.30%	2.40%	2.50%	2.66%

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ZIONS BANCORPORATION
Press Release – Page 15
January 27, 2014

Nonaccrual Loans by Portfolio Type
(Excluding FDIC-Supported Loans)
(Unaudited)

(In millions)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Commercial:
Commercial and industrial	$98	$100	$94	$100	$91
Leasing	1	1	1	1	1
Owner occupied	136	158	186	195	206
Municipal	10	10	9	9	9
Total commercial	245	269	290	305	307

Commercial real estate:
Construction and land development	29	65	70	93	108
Term	60	61	71	102	125
Total commercial real estate	89	126	141	195	233

Consumer:
Home equity credit line	9	8	11	12	14
1-4 family residential	53	58	66	71	70
Construction and other consumer real estate	4	4	5	4	5
Bankcard and other revolving plans	1	1	2	1	1
Other	1	1	1	1	1
Total consumer	68	72	85	89	91
Total nonaccrual loans	$402	$467	$516	$589	$631

Net Charge-Offs by Portfolio Type
(Unaudited)

	Three Months Ended
(In millions)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Commercial:
Commercial and industrial	$15	$2	$2	$5	$(1)
Leasing	—	—	—	—	2
Owner occupied	1	2	3	5	7
Municipal	—	—	—	—	—
Total commercial	16	4	5	10	8

Commercial real estate:
Construction and land development	(3)	(1)	(3)	(3)	(7)
Term	5	3	(2)	5	7
Total commercial real estate	2	2	(5)	2	—

Consumer:
Home equity credit line	—	1	2	2	6
1-4 family residential	—	1	3	3	4
Construction and other consumer real estate	—	—	1	(1)	—
Bankcard and other revolving plans	1	1	—	2	1
Other	—	—	—	—	—
Total consumer loans	1	3	6	6	11
Total net charge-offs	$19	$9	$6	$18	$19

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ZIONS BANCORPORATION
Press Release – Page 16
January 27, 2014

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
	December 31, 2013		September 30, 2013		June 30, 2013
(In thousands)	Average balance	Average rate	Average balance	Average rate	Average balance	Average rate
ASSETS
Money market investments	$9,154,232	0.26%	$9,454,131	0.26%	$8,652,403	0.27%
Securities:
Held-to-maturity	770,168	4.75%	778,268	4.73%	740,839	5.07%
Available-for-sale	3,230,152	2.17%	3,071,039	2.22%	3,090,910	2.50%
Trading account	43,063	3.39%	25,959	3.21%	36,296	3.17%
Total securities	4,043,383	2.68%	3,875,266	2.73%	3,868,045	3.00%

Loans held for sale	119,671	3.73%	131,652	3.70%	141,313	3.47%

Loans [1]:
Loans and leases	38,259,795	4.41%	37,818,273	4.43%	37,518,549	4.55%
FDIC-supported loans	363,982	36.88%	405,316	20.52%	452,849	31.22%
Total loans	38,623,777	4.72%	38,223,589	4.60%	37,971,398	4.87%
Total interest-earning assets	51,941,063	3.77%	51,684,638	3.66%	50,633,159	3.94%
Cash and due from banks	1,026,814		976,159		1,000,221
Allowance for loan losses	(790,361)		(810,290)		(837,651)
Goodwill	1,014,129		1,014,129		1,014,129
Core deposit and other intangibles	38,137		41,751		45,262
Other assets	2,470,837		2,608,252		2,808,640
Total assets	$55,700,619		$55,514,639		$54,663,760

LIABILITIES
Interest-bearing deposits:
Savings and money market	$22,972,978	0.16%	$22,982,998	0.17%	$22,871,040	0.18%
Time	2,642,104	0.50%	2,749,985	0.56%	2,842,322	0.59%
Foreign	1,796,912	0.20%	1,675,256	0.20%	1,642,381	0.20%
Total interest-bearing deposits	27,411,994	0.20%	27,408,239	0.21%	27,355,743	0.22%
Borrowed funds:
Federal funds purchased and other short-term borrowings	271,501	0.11%	260,744	0.11%	287,766	0.11%
Long-term debt	2,352,748	7.47%	2,198,752	7.81%	2,214,215	8.58%
Total borrowed funds	2,624,249	6.71%	2,459,496	7.00%	2,501,981	7.60%
Total interest-bearing liabilities	30,036,243	0.77%	29,867,735	0.77%	29,857,724	0.84%
Noninterest-bearing deposits	18,842,097		18,179,584		17,629,219
Other liabilities	584,887		591,735		559,219
Total liabilities	49,463,227		48,639,054		48,046,162
Shareholders’ equity:
Preferred equity	1,003,970		1,685,512		1,518,823
Common equity	5,233,422		5,190,073		5,102,082
Controlling interest shareholders’ equity	6,237,392		6,875,585		6,620,905
Noncontrolling interests	—		—		(3,307)
Total shareholders’ equity	6,237,392		6,875,585		6,617,598
Total liabilities and shareholders’ equity	$55,700,619		$55,514,639		$54,663,760

Spread on average interest-bearing funds		3.00%		2.89%		3.10%

Net yield on interest-earning assets		3.33%		3.22%		3.44%
1 Net of unearned income and fees, net of related costs. Loans include nonaccrual and restructured loans.

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ZIONS BANCORPORATION
Press Release – Page 17
January 27, 2014

GAAP to Non-GAAP Reconciliation
(Unaudited)

Tangible Return on Average Tangible Common Equity
	Three Months Ended
(Amounts in thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Net earnings (loss) applicable to common shareholders (GAAP)	$(59,437)	$209,707	$55,385	$88,324	$35,605

Adjustments, net of tax:
Impairment loss on goodwill	—	—	—	—	583
Amortization of core deposit and other intangibles	2,046	2,268	2,391	2,425	2,677
Net earnings (loss) applicable to common shareholders, excluding the effects of the adjustments, net of tax (non-GAAP) (a)	$(57,391)	$211,975	$57,776	$90,749	$38,865

Average common equity (GAAP)	$5,233,422	$5,190,073	$5,102,082	$4,990,317	$4,862,972
Average goodwill	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,129)	(1,014,986)
Average core deposit and other intangibles	(38,137)	(41,751)	(45,262)	(49,069)	(53,083)
Average tangible common equity (non-GAAP) (b)	$4,181,156	$4,134,193	$4,042,691	$3,927,119	$3,794,903

Number of days in quarter (c)	92	92	91	90	92
Number of days in year (d)	365	365	365	365	366

Tangible return on average tangible common equity (non-GAAP) (a/b/c*d)	(5.45)%	20.34%	5.73%	9.37%	4.07%

This press release presents the non-GAAP financial measure previously shown. The adjustments to reconcile from the applicable GAAP financial measure to the non-GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results.
The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measure provides a meaningful base for period-to-period and company-to-company comparisons, which will assist investors and analysts in analyzing the operating results of the Company and in predicting future performance. This non-GAAP financial measure is used by management and the Board of Directors to assess the performance of the Company’s business for evaluating bank reporting segment performance, for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting this non-GAAP financial measure will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.
Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by stakeholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.

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